UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

GANNETT CO., INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following correspondence was disseminated to Gannett Co., Inc. employees on March 20, 2019.

Dear Colleagues,

Today we issued the attached press release confirming receipt of a letter provided to MNG Enterprises regarding MNG’s ability to secure financing in connection with the unsolicited proposal to acquire Gannett. As you know, the Gannett board of directors unanimously rejected MNG’s proposal on February 4, 2019.

This letter from MNG does not represent a contractual commitment or legal obligation to finance the proposal and does not alter our assessment of MNG’s proposal.  Nor does it change our focus as a company on executing our strategic digital transformation. The board remains confident in the value creation potential of the company driven by our unwavering commitment to remaining a trusted source of news and marketing solutions. We are well-positioned to grow the company to the benefit of Gannett shareholders and the communities we serve.

Today’s announcement has no impact on our operations and we should all remain focused on our day-to-day responsibilities in helping to grow this company. As always, I am counting on all of you to remain focused on your day-to-day responsibilities so we can continue to serve our communities, and in doing so, drive long-term growth for our company.

Consistent with Gannett policy, if you receive any inquiries from the media, please refer them to Amber Allman, vice president of corporate communications, at 703-854-5358. Inquiries from analysts or investors should be referred to Stacy Cunningham, vice president of financial analysis and investor relations, at investors@gannett.com or 703-854-3168.

Thank you, as always, for all that you do for Gannett. Let’s keep up the great work.

Bob Dickey
President and CEO, Gannett

Additional Information

On March 11, 2019, Gannett filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). Prior to the Annual Meeting, Gannett will file with the SEC and furnish to its stockholders a definitive proxy statement, together with a WHITE proxy card. INVESTORS AND SECURITY HOLDERS OF GANNETT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of Gannett’s website, www.gannett.com.

Participants in the Solicitation

Gannett and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Gannett’s stockholders in connection with the matters to be considered at the 2019 Annual Meeting. Detailed information regarding the identity of potential participants in the solicitation of proxies, and their direct or indirect interests, by security holdings or otherwise, is available in Gannett’s preliminary proxy statement and will be included in Gannett’s definitive proxy statement and other relevant documents to be filed by Gannett with the SEC in connection with the 2019 Annual Meeting. You may obtain free copies of these documents using the sources indicated above.